UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2016

RenaissanceRe Holdings Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Renaissance House, 12 Crow Lane, Pembroke, Bermuda		HM 19
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-4513

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On November 15, 2016, RenaissanceRe Holdings Ltd. (the “Company”) granted BlackRock, Inc. (“BlackRock”) a limited waiver from the restrictions on the acquisition of share ownership set forth in Bye-law 46A of the Company’s Amended and Restated Bye-laws (the “Bye-laws”), up to a maximum amount of shares representing 15% of the shares of the Company outstanding at any time of measurement (the “Waiver”). The Waiver is revocable by the Company for any reason upon 30 days’ notice.

Bye-law 46A provides, among other things, that no Person (as defined in the Bye-Laws) shall be permitted to own or control shares in the Company to the extent that such ownership or control would result in such Person or any other Person being a Ten Percent Shareholder (as defined in the Bye-Laws) or cause the Company to become a “controlled foreign corporation” within the meaning of Section 957 of the U.S. Internal Revenue Code, subject to waiver by the board of directors of the Company in its sole discretion.

BlackRock has agreed and acknowledged that, in accordance with the Bye-laws, the voting rights attributable to the Controlled Shares (as defined in the Bye-laws) owned or controlled by BlackRock shall not exceed 9.9% of the voting rights attached to all of the issued and outstanding capital shares of the Company in respect of any vote at any general meeting of the Company for any purpose.

The foregoing summary does not purport to be a complete description of all of the provisions of the Waiver and is qualified in its entirety by reference to the full text of the Waiver, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Waiver, dated as of November 15, 2016, by and between RenaissanceRe Holdings Ltd. and BlackRock, Inc.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RenaissanceRe Holdings Ltd.

November 18, 2016	By:	/s/ Stephen H. Weinstein

Name: Stephen H. Weinstein
Title: SVP, Group General Counsel and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Waiver, dated as of November 15, 2016, by and between RenaissanceRe Holdings Ltd. and BlackRock, Inc.